                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: DECEMBER 2001


DISTRIBUTION DATE:
                  01/21/02

STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                         Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                               Amounts
                                                                                                    -------------------------------
     (i)     Principal Distribution
             ----------------------
                  Class A-1                                                                   $0.00           $0.000000
                  Class A-2                                                                   $0.00           $0.000000
                  Class A-3                                                                   $0.00           $0.000000
                  Class A-4                                                          $19,709,153.45          $81.510147
                  Class B Amount                                                              $0.00           $0.000000
    (ii)     Interest Distribution
             ---------------------
                  Class A-1                                                                   $0.00           $0.000000
                  Class A-2                                                                   $0.00           $0.000000
                  Class A-3                                                                   $0.00           $0.000000
                  Class A-4                                                             $679,866.01           $2.811687
                  Class B Amount                                                        $382,415.48           $4.683333
   (iii)     Monthly Servicing Fee                                                      $198,287.99
             ---------------------
                  Monthly Supplemental Servicing Fee                                          $0.00
    (iv)     Class A-1 Principal Balance (end of Collection Period)                           $0.00
             Class A-1 Pool Factor (end of Collection Period)                             0.000000%
             Class A-2 Principal Balance (end of Collection Period)                           $0.00
             Class A-2 Pool Factor (end of Collection Period)                             0.000000%
             Class A-3 Principal Balance (end of Collection Period)                           $0.00
             Class A-3 Pool Factor (end of Collection Period)                            0.0000000%
             Class A-4 Principal Balance (end of Collection Period)                 $136,581,882.29
             Class A-4 Pool Factor (end of Collection Period)                            56.485477%
             Class B Principal Balance (end of Collection Period)                    $81,654,551.40
             Class B Pool Factor (end of Collection Period)                             100.000000%
     (v)     Pool Balance (end of Collection Period)                                $218,236,433.69

    (vi)     Interest Carryover Shortfall
             ----------------------------
                  Class A-1                                                                   $0.00           $0.000000
                  Class A-2                                                                   $0.00           $0.000000
                  Class A-3                                                                   $0.00           $0.000000
                  Class A-4                                                                   $0.00           $0.000000
                  Class B                                                                     $0.00           $0.000000
             Principal Carryover Shortfall
             -----------------------------
                  Class A-1                                                                   $0.00           $0.000000
                  Class A-2                                                                   $0.00           $0.000000
                  Class A-3                                                                   $0.00           $0.000000
                  Class A-4                                                                   $0.00           $0.000000
                  Class B                                                                     $0.00           $0.000000

   (vii)     Balance of the Reserve Fund Property (end of Collection Period)
                  Class A Amount                                                     $19,889,244.89
                  Class B Amount                                                              $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased by
                           the Seller or the Servicer                                $33,717,573.05